Exhibit 23


                    Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 8, 2002, included in or incorporated by reference into Kadant Inc.'s (formerly named Thermo Fibertek Inc.) Annual Report on Form 10-K for the year ended December 29, 2001, into the Company's previously filed Registration Statements as follows: Registration Statement
No. 33-67190 on Form S-8, Registration Statement No. 33-67192 on Form S-8, Registration Statement No. 33-67194 on Form S-8, Registration Statement
No. 33-67196 on Form S-8, Registration Statement No. 33-83718 on Form S-8, Registration Statement No. 33-80751 on Form S-8, Registration Statement
No. 333-80509 on Form S-8, Registration Statement No. 333-48498 on Form S-8, and Registration Statement No. 333-65206 on Form S-8.



                                                 Arthur Andersen LLP



Boston, Massachusetts
March 14, 2002